For period ending December 31, 2011      770

File number 811-6637

FORM 10f-3
Eligible Foreign Securities

FUND:  UBS Global Equity Fund
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  Sun Art Retail Group Ltd.
2.  Date of Purchase:  07/08/2011  3.  Date offering commenced: 07/08/2011
4.  Underwriter(s) from whom purchased:  Citibank
5.  "Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6.  Aggregate principal amount or number of shares purchased:  11,345,500 shares (firmwide)
7.  Aggregate principal amount or total number of shares of offering:  1,143,848,000 shares
8.  Purchase price per unit or share(net of fees and expenses):  HKD 7.20
9.  Initial public offering price per unit or share:  HKD 7.20
10.  Commission, spread or profit:  __100bps__________
11.  Have the following conditions been satisfied?
YES
NO
a. The offering is subject to regulation by a foreign financial regulatory authority.
b. The securities are offered at a fixed price to all purchasers in the offering (except for any rights that are required by law to be granted to existing security holders.
 c. Financial statements of the issuer, prepared and audited in accordance with the standards of the appropriate foreign financial regulatory authority, for the two years prior to the offering, are made available to prospective purchasers.
d. The issuer is a foreign government, a foreign national or an entity organized under the laws of a foreign country.

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e.     If the answer to (d) is no, the issuer is a reporting company in the U.S. and has made all required filings during the past 12 months.
f. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
YES

X_______

X_______
NO

_______
g. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering (except for any rights to purchase required by law to be granted to existing security holders).

X_______

_______
h.   The underwriting was a firm commitment underwriting.
__X______
________
i.   The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

______X__

_________
J.   The issuer of the securities and any predecessor have been in continuous operation for not less than three years.

______X__

________

k.    The amount of such securities purchased by the Fund and all other accounts over which the Advisor (Or Sub-Advisor, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

_____X___

_________
l. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular,  "Affiliated Underwriter" is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /s/ Nicholas Melhuish  Date:13 July 2011
Print Name: Nicholas Melhuish

FORM 10f-3
Eligible Foreign Securities
FUND:  UBS International Equity Fund
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  Sun Art Retail Group Ltd.
2.  Date of Purchase:  07/08/2011  3.  Date offering commenced: 07/08/2011
4.  Underwriter(s) from whom purchased:  Citibank
5.  "Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6.  Aggregate principal amount or number of shares purchased: 11,143,848,000 shares firmwide
7.  Aggregate principal amount or total number of shares of offering:  1,143,848,000 shares
8.  Purchase price (net of fees and expenses):  HKD 7.20
9.  Initial public offering price:  HKD 7.20
10.  Commission, spread or profit:  100bps
11.  Have the following conditions been satisfied?
YES
NO
a. The offering is subject to regulation by a foreign financial regulatory authority.
b. The securities are offered at a fixed price to all purchasers in the offering (except for any rights that are required by law to be granted to existing security holders.
 c. Financial statements of the issuer, prepared and audited in accordance with the standards of the appropriate foreign financial regulatory authority, for the two years prior to the offering, are made available to prospective purchasers.
d. The issuer is a foreign government, a foreign national or an entity organized under the laws of a foreign country.

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e.     If the answer to (d) is no, the issuer is a reporting company in the U.S. and has made all required filings during the past 12 months.
f. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
YES

X_______

X_______
NO

_______
g. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering (except for any rights to purchase required by law to be granted to existing security holders).

X_______

_______
h.   The underwriting was a firm commitment underwriting.
__X______
________
i.   The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

______X__

_________
J.   The issuer of the securities and any predecessor have been in continuous operation for not less than three years.

______X__

________

k.    The amount of such securities purchased by the Fund and all other accounts over which the Advisor (Or Sub-Advisor, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

_____X___

_________
l. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular,  "Affiliated Underwriter" is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /s/ Nicholas Melhuish  Date: 13 July 2011
Print Name:  Nicholas Melhuish

FORM 10f-3
Eligible Foreign Securities

FUND:  UBS Global Bond Fund
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  Rio Tinto Finance (USA) ltd. 3.75% due 09/20/2021
2.  Date of Purchase:  9/14/2011  3.  Date offering commenced: 9/14/2011
4.  Underwriter(s) from whom purchased:  Morgan Stanley, London
5.  "Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6. Aggregate principal amount or number of shares purchased:$4,987,200.00 (Firmwide)_
7.  Aggregate principal amount or total number of shares of offering:  $1,147,056,000.00
8.  Purchase price per unit or share(net of fees and expenses):  $99.744
9.  Initial public offering price per unit or share:  $99.744
10.  Co
11.  Have the following conditions been satisfied?
YES
NO
a. The offering is subject to regulation by a foreign financial regulatory authority.
b. The securities are offered at a fixed price to all purchasers in the offering (except for any rights that are required by law to be granted to existing security holders.
 c. Financial statements of the issuer, prepared and audited in accordance with the standards of the appropriate foreign financial regulatory authority, for the two years prior to the offering, are made available to prospective purchasers.
d. The issuer is a foreign government, a foreign national or an entity organized under the laws of a foreign country.

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e.     If the answer to (d) is no, the issuer is a reporting company in the U.S. and has made all required filings during the past 12 months.
f. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
YES

X_______

X_______
NO

_______
g. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering (except for any rights to purchase required by law to be granted to existing security holders).

X_______

_______
h.   The underwriting was a firm commitment underwriting.
__X______
________
i.   The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

______X__

_________
J.   The issuer of the securities and any predecessor have been in continuous operation for not less than three years.

______X__

________

k.    The amount of such securities purchased by the Fund and all other accounts over which the Advisor (Or Sub-Advisor, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

_____X___

_________
l. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______
mmission, spread or profit:  0.45%              $___________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular,  "Affiliated Underwriter" is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /s/ Tim Winstone  Date:21 Sep. 11
Print Name: Tim Winstone

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  UBS U.S. Small Cap Growth Fund
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  Jive Software Inc.
2.  Date of Purchase:  12/13/2011  3.  Date offering commenced: 12/13/2011
4.  Underwriter(s) from whom purchased:  Goldman Sachs
5.  "Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6.  Aggregate principal amount or number of shares purchased: 200,000 (Firmwide)
7.  Aggregate principal amount or total number of shares of offering: 13,439,600.00 shares
8.  Purchase price per unit or share(net of fees and expenses):  $12.000
9.  Initial public offering price per unit or share:  $12.000
10.  Commission, spread or profit:              $__0.50_________
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are sold in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulation D.
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).

X_______

X_______

_______

_______

c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
d. The underwriting was a firm commitment underwriting.
YES

X_______

X_______
NO

_______
e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

X_______

_______
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X_______

_______
g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular,  "Affiliated Underwriter" is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /s/ David Wabnik  Date:12/15/2011
Print Name:   David Wabnik

FORM 10f-3
Rule 144A Securities
FUND:  UBS High Yield Fund
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  Lyondellbasell Ind. NV 6% due 11/15/2021
2.  Date of Purchase:  11/04/2011  3.  Date offering commenced: 11/04/2011
4.  Underwriter(s) from whom purchased:  Bank of America Securities LLC
5.  "Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6.  Aggregate principal amount or number of shares purchased:  $3,000,000.00 (Firmwide)
7.  Aggregate principal amount or total number of shares of offering:  $1,000,000,000.00
8.  Purchase price (net of fees and expenses):  $100.00
9.  Initial public offering price:  $100.00
10.  Commission, spread or profit:  2%              $____________
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are sold in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulation D.
b. The securities are sold to persons reasonably believed to be "qualified institutional buyers" ("QIBs").
c. The securities are reasonably believed to be eligible for resale to other QIBs.
d. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
f. The underwriting was a firm commitment underwriting.
YES

X_______

X_______
NO

_______
g. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

X_______

_______
h. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X_______

_______
i. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
j. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular,  "Affiliated Underwriter" is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /s/ Matthew A. Iannucci Date:14 November 2011
Print Name:  Matthew A. Iannucci

1